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                            ARTICLES OF INCORPORATION
                                       OF
                           ALLTRISTA NEWCO CORPORATION

The undersigned incorporator, Timothy J. Bender, desiring to form a corporation (the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law (the "Act"), executes the following Articles of Incorporation.

                                    ARTICLE I

                                      Name

The name of the Corporation is Alltrista Newco Corporation.

                                   ARTICLE II

                               Purposes and Powers


The Corporation is formed for the following purposes and shall have the following powers:

1. To acquire, own, hold, use, lease, mortgage, pledge, give as security, sell, convey, or otherwise dispose of property, real and personal, tangible and intangible, and any interests or rights therein, and commodities of every kind, character and description whatsoever and any interests therein.

2. To acquire, guarantee, hold, own and vote, and to sell, assign, transfer, mortgage, pledge or otherwise dispose of or deal in the shares, bonds, securities or evidences of indebtedness of any other corporations, associations, partnerships, individuals, or other entities, domestic or foreign, for whatever purpose or purposes formed or operated, or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality thereof.

3. To apply for, obtain, register, purchase, lease or otherwise acquire letters patent of the United States or of any foreign country, permits, concessions, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names; to grant licenses thereunder and to sell, assign, lease, pledge, mortgage, transfer or otherwise deal in or dispose of, any such letters patent, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names.

4. To make contracts, guaranties and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of any or all of its properties, franchise and income.

5. To conduct business in this state, and elsewhere; to have one or more offices in or out of this State; and to acquire, own, hold and use, and to lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible, or any interests or rights therein, out of this State.

6. To enter into any lawful arrangements for sharing profits, partnership, union of interests, reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on of any business or transaction deemed necessary, convenient, or incidental to the carrying out any of the purposes of the corporation.

7. To appoint such officers and agents and to hire such employees as the business of the Corporation may require, and to define their duties and fix their compensation.

8. To pay pensions and establish pension plans, pension trusts, profit sharing and retirement plans, stock bonus plans for all of its directors, officers and employees.


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9. To transact all business incidental to or connected with any of the foregoing provisions.

10. To have the capacity to act possessed by natural persons, and in general to carry on any other lawful business whatsoever in connection with the foregoing, or which is calculated, directly or indirectly, to promote the interest of the Corporation, or to enhance the value of its properties, and to have and exercise all the rights, powers and privileges which are now or may hereinafter be conferred by the laws of Indiana upon corporations, except as expressly limited by the Act under which this corporation is formed.

11. To lend money to corporations, associations, partnerships, individuals, and other legal entities, including employees of the Corporation or its subsidiaries, to take and hold any property as security for the payment of funds so loaned; but to make no advancement on account of services to be performed in the future or any loan to any officer or director of the Corporation unless in compliance with the provisions of the Act.

12. To make contributions out of the gross income of the Corporation to such entities, and for anyone or more of such purposes, as the Directors may reasonably believe will constitute such contributions deducted from such gross income in computing the net income of the Corporation subject to tax pursuant to the provisions of the Internal Revenue Code of 1986 as amended from time to time.

13. To transact any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law.


                                   ARTICLE III

                               Period of Existence

The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is Angi Knowlton, 301 South High Street, Muncie, Indiana 47305.

Section 2. Principal Office. The post office address of the principal office of the Corporation is 301 South High Street, Muncie, Indiana 47305.

                                    ARTICLE V
                                Authorized Shares

Section 1. Number. The total number of shares which the Corporation has authority to issue is one thousand (1,000) shares without par value.

Section 2. Terms.

a. The shares are all of common stock, of one and the same class, having the same rights and privileges.

b. The Board of Directors shall have the right to issue shares of stock of this Corporation for such consideration as the Board of Directors shall determine. Unless the Board of Directors by resolution shall provide otherwise, all consideration received by the Corporation from the sale of its common stock shall be allocated to the stated capital of the Corporation.

c. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, cancel, transfer or otherwise dispose of, or deal in, its own shares to the extent of unreserved and unrestricted capital surplus available, but with full authority and not in restriction of other authority as


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further provided by the Act, provided that no purchase of or payment for its own shares shall be made at a time when the Corporation is insolvent or when such purchase or payment would render it insolvent.

d. The Corporation may create and issue rights and options to purchase shares of stock, and set terms, times, and prices at which, shares or fractional shares may be purchased, evidenced in such manner as the Board of Directors shall approve and consistent with the full authority granted by the Act.

e. Such dividends as may be determined by the Board of Directors (after giving due consideration to the needs of the Corporation for adequate reserves and working capital) may be declared and paid on the common stock from time to time out of the unreserved and unrestricted earned and/or capital surplus of the Corporation, or as otherwise authorized by law, payable either in cash, in property, or in the shares of the corporation, provided that no such distribution shall be made out of capital surplus at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

f. Each owner of common stock of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share of stock outstanding in his name on the books of the Corporation at the above said meeting.

g. Shares shall be issued to have such relative rights, preferences, limitations or restrictions, and bear such designations as shall be determined and stated by the Board of Directors prior to the issuance of any shares of such stock. The Board of Directors is hereby expressly vested with the authority to make such determination by the resolution of the Board.

h. In the absence of a Stock Purchase Agreement between the Shareholders and the Corporation, the subscription for and ownership of all stock in this Corporation is made and taken upon the consideration that any shareholder desiring to transfer said stock by sale, gift or any other means shall first offer his stock to the Corporation, setting out the terms and conditions of the sale, and the Corporation shall have thirty (30) days in which to exercise its option to purchase the same. On the Corporation's refusal to purchase, all other shareholders shall have fifteen (15) days from the expiration of said thirty
(30) days to exercise their option to purchase said stock. If more than one shareholder shall exercise his option and no agreement as to distribution can be reached within the option period, such stock shall be distributed equally among such shareholders exercising such options. If neither the Corporation nor the other shareholders exercises the option to purchase, then such shareholder can sell to any third person, provided that the terms and conditions of said sale are not more favorable than the terms and conditions of the offer to the corporation and other shareholders.

i. The shareholders of the common stock of the Corporation shall have the right from time to time to purchase, at such respective equitable prices, terms and conditions (including pragmatic adjustments to avoid the issue of fractional shares) as shall be fixed by the Board of Directors, such of the shares of the common stock of the Corporation as may be hereafter issued, from time to time, whether constituting a part of the common stock presently or subsequently authorized, and including shares held in the treasury of the Corporation, in the respective ratios which the number of shares held by each shareholder at the respective times of such issues bears to the total number of shares issued and outstanding in the names of all shareholders at such respective times.


                                   ARTICLE VI
                                   Directors

Section 1. Number of Directors. The initial Board of Directors is composed of three (3) members. The number of directors may be, from time to time, fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be three (3).

Section 2. Names and Post Office Addresses of the Directors. The names and post office addresses of the initial Board of Directors of the Corporation are:


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
Name                                   Address

Thomas Clark                  301 South High Street Muncie, IN 47305

Kevin Bower                   301 South High Street Muncie, IN 47305

William Skinner               301 South High Street Muncie, IN 47305

Section 3. Qualifications of Directors, (If Any). Directors need not be shareholders of the Corporation.


                                   ARTICLE VII

                                  Incorporator

The name and post office address of the incorporator is Timothy J. Bender, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204-2982.

                                  ARTICLE VIII

Provisions For Regulation Of Business And Conduct Of Affairs Of Corporation

1. The shareholders and Board of Directors shall have power to hold their meetings, within or without the State of Indiana, as may be specified in the By-Laws or in respective notices, or waivers of notice thereof, and to have one or more offices, within or without the State of Indiana, and to keep the books of this Corporation (except such as are required by the Act above mentioned to be kept in Indiana) and documents and papers of the Corporation outside the State of Indiana, or at such places as may from time to time be designated by the Board of Directors.

2. All of the powers of the Corporation, insofar as the same may lawfully vest by these Articles of Incorporation are in the Board of Directors, and except as otherwise provided herein, are hereby conferred upon the Board of Directors of the Corporation, to be exercised without previous authorization or subsequent approval by the stockholders of the Corporation.

3. The Board of Directors of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors shall be necessary to effect any alteration, amendment or repeal thereof.

4. Any contract or other transaction between the Corporation and one or more of its Directors, (except loans to directors and officers, which are regulated by the Act) or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

5. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers, and to do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Act.




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6. If the By-Laws provide or shall provide, the Board of Directors may designate two or more of its members to constitute an Executive Committee, which Committee to the extent provided in such By-Laws, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except the authority to amend the Articles of Incorporation or By-Laws, declare dividends or distributions, approve a plan or merger or consolidation, reduce earned capital or surplus, recommend to the shareholders a voluntary dissolution of the corporation, or authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, and have the power to authorize the execution of any and all papers, instruments or documents as well as affix the seal of this Corporation thereto.

7. Dividends may be paid without deduction or depletion of assets by sale or lapse of time in computation of the earned surplus available for such dividends, subject to the rights of shareholders and creditors.

8. The Board of Directors may distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or property, provided that no such distribution shall be made at a time when the corporation is insolvent or when such distribution would render the corporation insolvent.

9. Each Director of the Corporation shall be fully protected in relying in good faith upon the books of account of the Corporation of the value and amounts of the assets, liabilities and net profits of the Corporation, of any of such items; or in relying in good faith upon any other information pertinent to the existence and amount of surplus of other funds from which dividends might properly be declared and paid.

10. The Board of Directors shall have the right to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

11. The Board of Directors of the Corporation shall have power, from time to time to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends or the making of any distribution of profits, it may set aside, out of the net profits of the Corporation, such sum or sums as it may from time to time, in its absolute discretion, determine to be proper, whether as a reserve fund to meet contingencies for the equalizing of dividends, or repairing or maintaining any property of the Corporation, or for an addition to corporate surplus, or for any corporate purposes that the Board of Directors shall think conducive to the best interest of the Corporation, subject only to such limitations as the By-Laws of the Corporation may, from time to time, impose.

12. After it remains unclaimed for a period of seven (7) years, any stock, dividend, demand obligation or past due obligation of this Corporation, interest, distribution or other claim against or obligation of this Corporation shall be subject to the Indiana Uniform Disposition of Unclaimed Property Act (the Unclaimed Property Act"), if applicable, of, if the Unclaimed Property Act is not applicable, shall revert to this Corporation.

13. The Board of Directors is hereby specifically authorized, in and by the By-Laws of the Corporation, or by resolution duly adopted by such Board, to make provision for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

14. The Corporation reserves the right to alter, amend or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, directors, and officers of the Corporation are subject to such reserved right.


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                                   ARTICLE IX

                                 Indemnification

Section 1. Definitions.

a. "Director" means an individual who is or was a director of the Corporation or any subsidiary of the Corporation, or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

b. "Expenses" include counsel fees.

c. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and/or reasonable expenses incurred with respect to a proceeding.

d. "Official Capacity" means:

(i) when used with respect to a director, the office of director in the Corporation or its subsidiaries, as the case may be; and

(ii) when used with respect to an individual other than a director, as contemplated in Section 7 herein, the office in the Corporation or its subsidiaries, as the case may be, held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

"Official capacity" does not include service for any other foreign or domestic corporation, except the Corporation's subsidiaries, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

e. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

f. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 2. Optional Indemnification. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

a. The individual's conduct was in good faith; and

b. The individual reasonably believed:

(i) in the case of conduct in the individual's official capacity with the Corporation or its subsidiaries, as the case may be, that the individual's conduct was in its best interests; and

(ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the Corporation or its subsidiaries, as the case may be; and

(c) In the case of any criminal proceeding, the individual either:

(i) had reasonable cause to believe the individual's conduct was lawful; or


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(ii) had no reasonable cause to believe the individual's conduct was unlawful.

A Director's conduct with respect to an employee benefit plan for a purpose the Director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection b. (ii).

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Director did not meet the standard of conduct described in this section.

Section 3. Mandatory Indemnification. The Corporation shall indemnify a Director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Director was a party because the Director is or was a Director of the Corporation or of a subsidiary of the Corporation against reasonable expenses incurred by the Director in connection with the proceeding.

Section 4. Expense Reimbursement. The Corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

a. The Director furnishes the Corporation a written affirmation of the Director's good faith belief that the Director has met the standard of conduct described in Section 2;

b. The Director furnishes the Corporation a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct; and

c. A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking required by subsection b. of this Section must be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.

Determinations and authorizations of payments under this section shall be made in the manner specified in Section 6 herein.

Section 5. Court Ordered Indemnification. A Director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

a. The Director is entitled to mandatory indemnification under Section 2 herein, in which case the court shall also order the Corporation to pay the Director's reasonable expenses incurred to obtain court-ordered indemnification; or

b. The Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director met the standard of conduct set forth in Section 2 herein.

Section 6. Procedure. The Corporation may not indemnify a Director under Section 2 herein unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because the Director has met the standard of conduct set forth in Section 2 herein.

The determination shall be made by any one (1) of the following procedures:

a. By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding.


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b. If a quorum cannot be obtained under subdivision a., by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to the proceeding.

c. By special legal counsel:

(i) selected by the Board of Directors or its committee in the manner prescribed in subdivision a. or b.; or

(ii) if a quorum of the Board of Directors cannot be obtained under subdivision
a. and a committee cannot be designated under subdivision b., selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate).

d. By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection c to select counsel.

Section 7. Miscellaneous Indemnification Provisions. An officer of the Corporation or of a subsidiary of the Corporation, whether or not a Director, is entitled to mandatory indemnification under Section 3 herein and is entitled to apply for court-ordered indemnification under Section 5 herein, in each case to the same extent as a Director.

The Corporation may indemnify and advance expenses hereunder to an officer, employee, or agent of the Corporation or of a subsidiary of the Corporation, whether or not a Director, to the same extent as to a Director.

The Corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a Director, to the extent, consistent with public policy, that may be provided by these Articles of Incorporation, the By-Laws, general or specific action of the Board of Directors, or by contract.

The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation, or of a subsidiary of the Corporation, or who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Sections 2 or 3 herein; provided, however, that when and to the extent that the Corporation has purchased and maintained such insurance, it shall have no duty hereunder to indemnify any such person to the extent such liabilities are covered by insurance.

The rights of indemnification provided hereunder shall continue to exist as to a person who has ceased to be a Director, officer, or employee or agent of the Corporation, or of any of its subsidiaries, and shall inure to the benefit of the heirs, executors and administrators of any such person. The indemnification provided by Article IX herein shall be applicable to all proceedings made or commenced after the adoption hereof, arising from acts or omissions to act occurring whether before or after the adoption hereof.

The provisions of this Article IX do not limit the Corporation's power to pay or reimburse expenses incurred by a Director, officer, employee or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.


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The indemnification provisions herein are intended to encompass the provisions of Section 23-1-37 of the Indiana Business Corporation Law, as from time to time amended, as modified by these Articles of Incorporation as permitted by Section 23-1-37-15 of the Indiana Business Corporation Law, as from time to time amended.

IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Article VII, executes these Articles of Incorporation and certifies to the truth of the facts herein stated this 3rd day of January 1995.


                                                      /s/ Timothy J. Bender
                                                      ---------------------